Exhibit 99.1

NextMedia

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS FOURTH QUARTER AND ANNUAL 2004 RESULTS

Denver, Colorado, March 10, 2005 – NextMedia Operating, Inc. announced today financial results for the three months and year ended December 31, 2004:

Actual Financial Results

Dollars in millions

	Three Months Ended December 31,			Year Ended December 31,
	2004	2003	% change	2004	2003	% change
Net Revenue	$30.5	$27.9	9.3%	$115.2	$107.0	7.7%
Operating expenses	18.6	17.4	6.9%	71.3	66.5	7.2%
Corporate expenses	2.2	2.2	0.0%	8.5	8.5	0.0%
Depreciation and amortization	3.9	2.5	56.0%	14.7	10.3	42.7%
Impairment loss	14.6	—		31.6	—
LMA fees	0.3	—		0.7	0.1

Operating income	(9.1)	5.8		(11.6)	21.6
Interest expense, net	6.2	4.7		24.5	22.4
Loss on extinguishment of debt	—	—		1.5	—
Other (income) expense	—	(1.5)		(3.5)	(20.8)

Income (loss) before income taxes	(15.3)	2.6		(34.1)	20.0
Provision for taxes	(1.7)	1.5		3.8	10.5

Net income (loss) from continuing operations	(13.6)	1.1		(37.9)	9.5
Loss on discontinued operations	—	—		—	—

Net income (loss)	$(13.6)	$1.1		$(37.9)	$9.5

Non-GAAP Measures (see discussion below):
BCF	$11.9	$10.5	13.3%	$43.9	$40.5	8.4%
Adjusted EBITDA	9.7	8.3	16.9%	35.4	32.0	10.6%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended December 31,				Year Ended December 31,
	2004	2003	$ change	% change	2004	2003	$ change	% change
Radio	$21.1	$20.0	$1.1	5.5%	$81.1	$78.3	$2.8	3.6%
Outdoor	9.4	9.6	(0.2)	-2.1%	36.2	35.5	0.7	2.0%

Net Revenue	$30.5	$29.6	$0.9	3.0%	$117.3	$113.8	$3.5	3.1%

Radio	$12.4	$12.0	$0.4	3.3%	$49.0	$47.5	$1.5	3.2%
Outdoor	6.1	5.7	0.4	7.0%	22.4	20.6	1.8	8.7%

Operating Expenses	$18.5	$17.7	$0.8	4.5%	$71.4	$68.1	$3.3	4.8%

Radio	$8.7	$8.0	$0.7	8.7%	$32.1	$30.8	$1.3	4.2%
Outdoor	3.3	3.9	(0.6)	-15.4%	13.8	14.9	(1.1)	-7.4%

BCF	$12.0	$11.9	$0.1	0.8%	$45.9	$45.7	$0.2	0.4%

Corporate Expenses	$2.2	$2.2	$—	0.0%	$8.5	$8.5	$—	0.0%

Adjusted EBITDA	$9.8	$9.7	$0.1	1.0%	$37.4	$37.2	$0.2	0.5%

Pro forma results include the results of operations for all assets owned and operated as of the date of this release including the recently completed transactions described in “Acquisitions and Dispositions” on pages 3 and 5 of this release and the assets operated pursuant to LMA agreements. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before local marketing agreement fees, impairment losses, depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before local marketing agreement fees, impairment losses, depreciation and amortization. Because this definition excludes certain operating expenses and losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before local marketing agreement fees, impairment losses, corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include local marketing agreement fees, impairment losses, corporate expenses or charges for capital items, which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insomuch as it presents the historical financial performance of the assets operated by the Company. As a result of this presentation, investors may evaluate the performance of the Company’s assets on a “same asset” basis excluding the impact of acquisitions or dispositions. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three and twelve month periods ended December 31, 2003 and 2004 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Month Completed
Wilks Broadcasting	Acquisition	Saginaw, Michigan	Radio	Jan-03

Chuckie Broadcasting	Acquisition	Sherman-Dennison-Ardmore, Texas & Oklahoma	Radio	Jan-03

New Jersey Outdoor Advertising	Acquisition	New Jersey	Outdoor	Feb-03

Impact	Acquisition	Fort Collins, Colorado	Outdoor	Apr-03

WJTW-FM	Disposition	Joliet, Illinois	Radio	Sep-03

WAIT-FM	Disposition	Crystal Lake, Illinois	Radio	Oct-03

Patriot	Acquisition	Hartford, Connecticut	Outdoor	Dec-03

KNHK-FM	Acquisition	Reno, Nevada	Radio	Dec-03

KSRN-FM	Disposition	Reno, Nevada	Radio	Dec-03

Myrtle Beach Swap	Exchange	Myrtle Beach, South Carolina; Baltimore, Maryland; New York, New York	Outdoor	Jan-04

WCCQ-FM	Acquisition	Joliet, Illinois	Radio	Jan-04

WWYW-FM	Acquisition	Crystal Lake, Illinois	Radio	May-04

Connecticut/Northern Colorado/Wyoming Swap	Exchange	New Jersey, Connecticut, Northern Colorado, Wyoming	Outdoor	Jun-04

Wilmington, North Carolina	Acquisition	Coastal Carolina Region	Radio	Feb-05

Results for the Three Months Ended December 31, 2004

GAAP Measures

For the three months ended December 31, 2004, net revenue increased 9.3% to $30.5 million compared to $27.9 million for the three months ended December 31, 2003. Operating income decreased to a $9.1 million operating loss for the three months ended December 31, 2004 from $5.8 million for the three months ended December 31, 2003 as a result of the Company’s fourth quarter 2004 impairment loss. The impairment loss was primarily related to certain markets within the Company’s radio division which have experienced growth rates below expectations and an outdoor advertising market which has suffered declines in revenue and operating income as a result of deteriorating business conditions. Net income declined from $1.1 million for the three months ended December 31, 2003 to a $13.6 million net loss for the three months ended December 31, 2004.

Non-GAAP Measures

BCF for the three months ended December 31, 2004 increased 13.3% to $11.9 million compared to $10.5 million for the three months ended December 31, 2003. Adjusted EBITDA for the three months ended December 31, 2004 increased 16.9% to $9.7 million compared to $8.3 million for the three months ended December 31, 2003.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended December 31, 2004 increased 3.0% to $30.5 million compared to $29.6 million for the three months ended December 31, 2003. Pro forma BCF for the three months ended December 31, 2004 increased 0.8% to $12.0 million compared to $11.9 million for the three months ended December 31, 2003. Pro forma Adjusted EBITDA increased 1.0% to $9.8 million from $9.7 million for the same periods.

On a pro forma basis, radio division net revenue increased 5.5% to $21.1 million for the three months ended December 31, 2004 from $20.0 million for the three months ended December 31, 2003. Radio division pro forma BCF increased 8.7% to $8.7 million for the three months ended December 31, 2004 from $8.0 million for the three months ended December 31, 2003. On a pro forma basis, outdoor division net revenue decreased 2.1% to $9.4 million for the three months ended December 31, 2004 from $9.6 million for the three months ended December 31, 2003. Outdoor division pro forma BCF decreased 15.4% to $3.3 million for the three months ended December 31, 2004 from $3.9 million for the three months ended December 31, 2003.

Results for the Year Ended December 31, 2004

GAAP Measures

For the year ended December 31, 2004, net revenue increased 7.7% to $115.2 million compared to $107.0 million for the year ended December 31, 2003. Operating income decreased to a $11.6 million operating loss for the year ended December 31, 2004 from $21.6 million for the year ended December 31, 2003 as a result of the impairment losses totaling $31.6 million from both the radio and outdoor advertising divisions due to lower than expected growth rates in radio and declines in revenue and operating income as a result of deteriorating business conditions in two outdoor advertising markets. Net income declined from $9.5 million for the year ended December 31, 2003 to a $37.9 million net loss for the year ended December 31, 2004.

Non-GAAP Measures

BCF for the year ended December 31, 2004 increased 8.4% to $43.9 million compared to $40.5 million for the year ended December 31, 2003. Adjusted EBITDA for the year ended December 31, 2004 increased 10.6% to $35.4 million compared to $32.0 million for the year ended December 31, 2003.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the year ended December 31, 2004 increased 3.1% to $117.3 million compared to $113.8 million for the year ended December 31, 2003. Pro forma BCF for the year ended December 31, 2004 increased 0.4% to $45.9 million compared to $45.7 million for the year ended December 31, 2003. Pro forma Adjusted EBITDA increased 0.5% to $37.4 million from $37.2 million for the same periods.

On a pro forma basis, radio division net revenue increased 3.6% for the year ended December 31, 2004 to $81.1 million from year ended December 31, 2004 from $78.3 million for the year ended December 31, 2003. Radio division pro forma BCF increased 4.2% to $32.1 million for the year ended December 31, 2004 from $30.8 million for the year ended December 31, 2003. On a pro forma basis, outdoor division net revenue increased 2.0% for the year ended December 31, 2004 to $36.2 million from $35.5 million for the year ended December 31, 2003. Outdoor division pro forma BCF decreased 7.4% to $13.8 million for the year ended December 31, 2004 from $14.9 million for the year ended December 31, 2003.

Liquidity and Financial Position

At December 31, 2004, the Company had long-term debt of $232.4 million and cash on-hand of approximately $12.3 million. On December 31, 2004, approximately $40.5 million was available for borrowing under the Company’s senior credit facility. The table below shows the Company’s actual and pro forma capitalization at December 31, 2004. The pro forma capitalization table gives effect to the acquisition of five radio stations in Wilmington, North Carolina for $24.5 million in February 2005 and the Company’s January 1, 2005 interest payment of $10.75 million due on the Company’s 10.75% senior subordinated notes. The Company began operating the Wilmington, North Carolina stations pursuant to a local marketing agreement on July 1, 2004.

	Actual Capitalization at December 31, 2004	Pro Forma Capitalization at December 31, 2004
	(In thousands)
Cash and short-term investments	$12,260	$1,510

Senior credit facility	34,500	59,000
10.75% senior subordinated notes	197,949	197,949

Total Debt	$232,449	$256,949

Net debt	$220,189	$255,439
Stockholder’s equity	254,068	254,068

Total Capitalization	$474,257	$509,507

Acquisitions

In February 2005, the Company completed its previously announced acquisition of five radio stations in Wilmington, North Carolina. The Company funded the acquisition with borrowings under its credit facility.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the year ended December 31, 2004. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Year Ended December 31, 2004
(in thousands)
Recurring	$3,267
Non-recurring	2,029
Revenue producing	1,201

Total capital expenditures	$6,497

First Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects first quarter net revenue will be between $25.4 million and $25.6 million, BCF will be between $8.1 million and $8.4 million, and Adjusted EBITDA will be between $5.5 million and $5.8 million. The table below presents the low end of this guidance range in a comparative format. A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended March 31,		$ change	% change	Twelve Months Ended December 31, 2004 Pro Forma	Twelve Months Ended March 31, 2005 Guidance (1)
	2005 Guidance	2004 Pro forma
	A	B			C	D
Radio	$17.3	$17.4	$(0.1)	-1%	$81.1	$81.0
Outdoor	8.1	7.8	0.3	4%	36.2	36.5

Net Revenue	$25.4	$25.2	$0.2	1%	$117.3	$117.5

Radio	$11.9	$11.5	$0.4	3%	$49.0	$49.4
Outdoor	5.4	5.0	0.4	8%	22.4	22.8

Operating expenses	$17.3	$16.5	$0.8	5%	$71.4	$72.2

Radio	$5.4	$5.9	$(0.5)	-8%	$32.1	$31.6
Outdoor	2.7	2.8	(0.1)	-4%	13.8	13.7

BCF	$8.1	$8.7	$(0.6)	-7%	$45.9	$45.3

Corporate Expenses	$2.6	$1.9	$0.7	37%	$8.5	$9.2

Adjusted EBITDA	$5.5	$6.8	$(1.3)	-19%	$37.4	$36.1

Fourth Quarter 2004 Conference Call

The Company will host a teleconference to discuss its fourth quarter results on March 10, 2005 at 3:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-2402 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 17, 2005 at midnight Eastern Time, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), pass code 5331376.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 66 stations in 16 markets throughout the United States and more than 5,100 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,400 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Tailwind Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company’s directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

sstover@nextmediagroup.net

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of BCF:
Net income (loss)	$(13.6)	$1.1	$(37.9)	$9.5
Plus:
Non-cash taxes	(1.7)	1.5	3.8	10.5
Other (income) expense	0.0	(1.5)	(3.5)	(20.8)
Loss on extinguishment of debt	0.0	0.0	1.5	0.0
Interest expense, net	6.2	4.7	24.5	22.4
LMA fees	0.3	0.0	0.7	0.1
Impairment loss	14.6	0.0	31.6	0.0
Depreciation and amortization	3.9	2.5	14.7	10.3
Corporate expenses	2.2	2.2	8.5	8.5

BCF	$11.9	$10.5	$43.9	$40.5

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(13.6)	$1.1	$(37.9)	$9.5
Plus:
Non-cash taxes	(1.7)	1.5	3.8	10.5
Other (income) expense	0.0	(1.5)	(3.5)	(20.8)
Loss on extinguishment of debt	0.0	0.0	1.5	0.0
Interest expense, net	6.2	4.7	24.5	22.4
LMA fees	0.3	0.0	0.7	0.1
Impairment loss	14.6	0.0	31.6	0.0
Depreciation and amortization	3.9	2.5	14.7	10.3

Adjusted EBITDA	$9.7	$8.3	$35.4	$32.0

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$21.1	$18.4	$78.9	$72.9
Adjustment due to dispositions	0.0	0.0	0.0	(1.0)
Adjustment due to acquisitions	0.0	1.6	2.2	6.4

Pro forma radio net revenue	21.1	20.0	81.1	78.3

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	9.4	9.5	36.3	34.1
Adjustment due to dispositions	0.0	(3.5)	(3.7)	(13.6)
Adjustment due to acquisitions	0.0	3.6	3.5	15.0

Pro forma outdoor net revenue	9.4	9.6	36.1	35.5

Reconciliation of total pro forma net revenue:
Actual net revenue	30.5	27.9	115.2	107.0
Adjustment due to dispositions	0.0	(3.5)	(3.7)	(14.6)
Adjustment due to acquisitions	0.0	5.2	5.7	21.4

Pro forma net revenue	$30.5	$29.6	$117.2	$113.8

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$12.4	$11.1	$47.5	$44.4
Adjustment due to dispositions	0.0	0.0	0.0	(0.5)
Adjustment due to acquisitions	0.0	0.9	1.5	3.6

Pro forma radio operating expenses	12.4	12.0	49.0	47.5

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	6.1	6.3	23.8	22.1
Adjustment due to dispositions	0.0	(2.5)	(3.2)	(9.1)
Adjustment due to acquisitions	0.0	1.9	1.8	7.6

Pro forma outdoor operating expenses	6.1	5.7	22.4	20.6

Reconciliation of total pro forma operating expenses:
Actual operating expenses	18.4	17.4	71.3	66.5
Adjustment due to dispositions	0.0	(2.5)	(3.2)	(9.6)
Adjustment due to acquisitions	0.0	2.8	3.3	11.2

Pro forma operating expenses	$18.4	$17.7	$71.4	$68.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of pro forma BCF by division:
Radio operating income	$(7.7)	$5.8	$11.0	$22.4
Plus:
LMA fees	0.3	0.0	0.7	0.0
Depreciation and amortization	1.3	1.5	4.9	6.0
Impairment loss	14.8	0.0	14.8	0.0
Adjustment due to dispositions	0.0	0.0	0.0	(0.5)
Adjustment due to acquisitions	0.0	0.7	0.7	2.8

Pro forma radio BCF	$8.7	$8.0	$32.1	$30.7

Outdoor operating income	(3.8)	2.2	(18.9)	7.7
Plus:
Depreciation and amortization	2.6	1.0	9.8	4.3
Impairment loss	4.5	0.0	21.5	0.0
Adjustment due to dispositions	0.0	(1.0)	(0.5)	(4.4)
Adjustment due to acquisitions	0.0	1.7	1.8	7.4

Pro forma outdoor BCF	$3.3	$3.9	$13.8	$14.9

Schedule 2 cont.

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of pro forma BCF:
Net income (loss)	$(13.6)	$1.1	$(37.9)	$9.5
Plus:
Non-cash taxes	(1.7)	1.5	3.8	10.5
Other (income) expense	0.0	(1.5)	(3.5)	(20.8)
Loss on extinguishment of debt	0.0	0.0	1.5	0.0
Interest expense, net	6.2	4.7	24.5	22.4
LMA fees	0.3	0.0	0.7	0.1
Impairment loss	14.6	0.0	31.6	0.0
Depreciation and amortization	3.9	2.5	14.7	10.3
Corporate expenses	2.2	2.2	8.5	8.5
Adjustment due to dispositions	0.0	(1.0)	(0.5)	(4.9)
Adjustment due to acquisitions	0.1	2.4	2.5	10.1

Pro forma BCF	$12.0	$11.9	$45.9	$45.7

Reconciliation of pro forma Adjusted EBITDA:
Net income (loss)	$(13.6)	$1.1	$(37.9)	$9.5
Plus:
Non-cash taxes	(1.7)	1.5	3.8	10.5
Other (income) expense	0.0	(1.5)	(3.5)	(20.8)
Loss on extinguishment of debt	0.0	0.0	1.5	0.0
Interest expense, net	6.2	4.7	24.5	22.4
LMA fees	0.3	0.0	0.7	0.1
Impairment loss	14.6	0.0	31.6	0.0
Depreciation and amortization	3.9	2.5	14.7	10.3
Adjustment due to dispositions	0.0	(1.0)	(0.5)	(4.9)
Adjustment due to acquisitions	0.1	2.4	2.5	10.1

Pro forma Adjusted EBITDA	$9.8	$9.7	$37.4	$37.2

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures

(in millions)

	Three Months Ended March 31,		Twelve Months Ended December 31, 2004 Pro forma	Twelve Months Ended March 31, 2005 Guidance
	2005 Guidance	2004 Pro forma
Reconciliation of radio net revenue:
Actual radio net revenue	$17.3	$16.4	$78.9	$79.8
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	1.0	2.2	1.2

Pro forma radio net revenue	$17.3	$17.4	$81.1	$81.0

Reconciliation of outdoor net revenue:
Actual outdoor net revenue	$8.1	$8.0	$36.3	$36.4
Adjustment due to dispositions	0.0	(1.8)	(3.6)	(1.8)
Adjustment due to acquisitions	0.0	1.6	3.5	1.9

Pro forma outdoor net revenue	$8.1	$7.8	$36.2	$36.5

Reconciliation of total net revenue:
Actual total net revenue	$25.4	$24.4	$115.2	$116.2
Adjustment due to dispositions	0.0	(1.8)	(3.6)	(1.8)
Adjustment due to acquisitions	0.0	2.6	5.7	3.1

Pro forma total net revenue	$25.4	$25.2	$117.3	$117.5

	Three Months Ended March 31,		Twelve Months Ended December 31, 2004 Pro forma	Twelve Months Ended March 31, 2005 Guidance
	2005 Guidance	2004 Pro forma
Reconciliation of radio operating expenses:
Actual radio operating expenses	$11.9	$10.8	$47.5	$48.6
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.7	1.5	0.8

Pro forma radio operating expenses	$11.9	$11.5	$49.0	$49.4

Reconciliation of outdoor operating expenses:
Actual outdoor operating expenses	$5.4	$5.7	$23.8	$23.5
Adjustment due to dispositions	0.0	(1.6)	(3.2)	(1.6)
Adjustment due to acquisitions	0.0	0.9	1.8	0.9

Pro forma outdoor operating expenses	$5.4	$5.0	$22.4	$22.8

Reconciliation of total operating expenses:
Actual operating expenses	$17.3	$16.5	$71.3	$72.1
Adjustment due to dispositions	0.0	(1.6)	(3.2)	(1.6)
Adjustment due to acquisitions	0.0	1.6	3.3	1.7

Pro forma operating expenses	$17.3	$16.5	$71.4	$72.2

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures – Continued

(in millions)

	Three Months Ended March 31,		Twelve Months Ended December 31, 2004 Pro forma	Twelve Months Ended March 31, 2005 Guidance
	2005 Guidance	2004 Pro forma
Radio BCF	$5.4	$5.9	$32.1	$31.6
LMA fees	0.1	0.0	0.7	0.8
Impairment loss	0.0	0.0	10.1	10.1
Depreciation and amortization	1.4	1.2	4.9	5.1
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.3	0.7	0.4

Radio operating income	$3.9	$4.4	$15.7	$15.2

Outdoor BCF	$2.7	$2.8	$13.8	$13.7
Impairment loss	0.0	0.0	21.5	21.5
Depreciation and amortization	2.4	2.2	9.8	10.0
Adjustment due to dispositions	0.0	(0.2)	(0.5)	(0.3)
Adjustment due to acquisitions	0.0	0.7	1.8	1.1

Outdoor operating income	$0.3	$0.1	$(18.8)	$(18.6)

Consolidated BCF	$8.1	$8.7	$45.9	$45.3
Less:
Adjustment due to dispositions	0.0	(0.2)	(0.5)	(0.3)
Adjustment due to acquisitions	0.0	1.0	2.5	1.5
LMA fees	0.1	0.0	0.7	0.8
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	3.4	14.7	15.1
Corporate expenses	2.6	1.9	8.5	9.2
Interest expense, net	6.3	6.1	24.5	24.7
Write off of deferred finance costs	0.0	0.0	1.5	1.5
Other (income) expense	0.0	(3.8)	(3.5)	0.3
Provision for taxes	2.3	(0.7)	3.8	6.8

Net Income	$(7.0)	$1.0	$(37.9)	$(45.9)

Adjusted EBITDA	$5.5	$6.8	$37.4	$36.1
Less:
Adjustment due to dispositions	0.0	(0.2)	(0.5)	(0.3)
Adjustment due to acquisitions	0.0	1.0	2.5	1.5
LMA fees	0.1	0.0	0.7	0.8
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	3.4	14.7	15.1
Interest expense, net	6.3	6.1	24.5	24.7
Write off of deferred finance costs	0.0	0.0	1.5	1.5
Other (income) expense	0.0	(3.8)	(3.5)	0.3
Provision for taxes	2.3	(0.7)	3.8	6.8

Net Income	$(7.0)	$1.0	$(37.9)	$(45.9)